    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            CELL THERAPEUTICS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
        WASHINGTON                   2384                    91-1533912
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
   OF INCORPORATION OR
      ORGANIZATION)

                                ---------------
                      201 ELLIOTT AVENUE WEST, SUITE 400
                           SEATTLE, WASHINGTON 98119
                                (206) 282-7100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                JAMES A. BIANCO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CELL THERAPEUTICS, INC.
                      201 ELLIOTT AVENUE WEST, SUITE 400
                           SEATTLE, WASHINGTON 98119
                                (206) 282-7100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF AGENT FOR SERVICE OF PROCESS)

                                ---------------
                                  COPIES TO:
         MICHAEL J. KENNEDY                       MARK B. WEEKS
          MICHAEL S. DORF                        CRAIG E. SHERMAN
  BROBECK, PHLEGER & HARRISON LLP                VENTURE LAW GROUP
   SPEAR STREET TOWER, ONE MARKET           A PROFESSIONAL CORPORATION
  SAN FRANCISCO, CALIFORNIA 94105               2800 SAND HILL ROAD
           (415) 442-0900                      MENLO PARK, CA 94025
                                                  (650) 854-4488

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-36603
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                                 PROPOSED        PROPOSED
                                                                 MAXIMUM         MAXIMUM        AMOUNT OF
          TITLE OF EACH CLASS OF             AMOUNT TO        OFFERING PRICE     AGGREGATE     REGISTRATION
        SECURITIES TO BE REGISTERED      BE REGISTERED(1)(2)   PER SHARE(3)   OFFERING PRICE(3)   FEE(4)
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value (including
 associated Preferred Stock Purchase
 Rights)..................................    345,000 shares     $16.00         $5,520,000        $1,673
===========================================================================================================

(1) Includes 45,000 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.
(2) Does not include 2,300,000 shares of Common Stock previously registered for which the registration fee has previously been paid.
(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.
(4) Calculated pursuant to Rule 457(a).
================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement filed under the Securities Act of 1933, as amended, by Cell Therapeutics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-36603) relating to the offering of up to 2,300,000 Shares of Common Stock of the Company filed on September 26, 1997.
                                 CERTIFICATION

      The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,673 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 22, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on October 22, 1997.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON OCTOBER 22, 1997.

                                          Cell Therapeutics, Inc.

                                          By: /s/ JAMES A. BIANCO, M.D.
                                              ---------------------------------
                                                  JAMES A. BIANCO, M.D.
                                              PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                   TITLE                    DATE
              ---------                   -----                    ----


     /s/ MAX E. LINK, PH.D.          Chairman of the           October 22, 1997
----------------------------------    Board and Director
         MAX E. LINK, PH.D.

    /s/ JAMES A. BIANCO, M.D.        President, Chief          October 22, 1997
----------------------------------    Executive Officer
        JAMES A. BIANCO, M.D.         and Director

       /s/ LOUIS A. BIANCO           Executive Vice            October 22, 1997
----------------------------------    President, Finance
           LOUIS A. BIANCO            and Administration
                                      (Principal
                                      Financial Officer
                                      and Principal
                                      Accounting Officer)

    /s/ JACK W. SINGER, M.D.         Director                  October 22, 1997
----------------------------------
        JACK W. SINGER, M.D.

              SIGNATURE                  TITLE                   DATE
              ---------                  -----                   ----


                                        Director            October   , 1997
-----------------------------------
           JACK L. BOWMAN

   /s/ JEREMY L. CURNOCK COOK           Director            October 22, 1997
-----------------------------------
       JEREMY L. CURNOCK COOK

   /s/ WILFRED E. JAEGER, M.D.          Director            October 22, 1997
-----------------------------------
       WILFRED E. JAEGER, M.D.

                                        Director            October   , 1997
-----------------------------------
         TERRENCE M. MORRIS

/s/ MARY O'NEIL MUNDINGER, D.P.H.       Director            October 22, 1997
-----------------------------------
    MARY O'NEIL MUNDINGER, D.P.H.

                                        Director            October   , 1997
-----------------------------------
     PHILLIP M. NUDELMAN, PH.D.

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  1.1+    Form of Underwriting Agreement between UBS Securities LLC,
          NationsBanc Montgomery Securities, Inc., Raymond James & Associates,
           Inc., and the Registrant.
  5.1     Opinion of Davis Wright Tremaine LLP.
 23.1     Consent of Ernst & Young LLP, independent auditors.
 23.2     Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5.1).
 23.3     Consent of Foley & Lardner.

--------
 + Incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-36603) filed on September 26, 1997.